Exhibit 11

INDEPENDENT AUDITORS' CONSENT

We consent in this Post-Effective Amendment No. 86 to Registration Statement No. 33-8214 of Standish Intermediate Tax Exempt Bond Fund Series of Standish, Ayer & Wood Investment Trust to the reference to us under the heading "Experts and Financial Statements" appearing in the Statement of Additional Information, which is a part of such Registration Statement.


Deloitte & Touche LLP
Boston, Massachusetts
December 23, 1997
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                                                                      Exhibit 11

INDEPENDENT AUDITORS' CONSENT

We consent in the Post-Effective Amendment No. 86 to Registration Statement No. 33-8214 of Standish Massachusetts Intermediate Tax Exempt Bond Fund Series of Standish, Ayer & Wood Investment Trust to the reference to us under the heading "Experts and Financial Statements" appearing in the Statement of Additional Information, which is a part of such Registration Statement.


Deloitte & Touche LLP
Boston, Massachusetts
December 23, 1997